Exhibit 10.2

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

SOLOMON TECHNOLOGIES, INC.

[FORM OF] COMMON STOCK PURCHASE WARRANT

Original Issue Date: April 26, 2004

Warrant No. 1

This Warrant is issued to [    ] (hereinafter called the “Registered Holder,” which term shall include its successors and assigns), by Solomon Technologies, Inc., a Delaware corporation (hereinafter referred to as the “Company”). This Warrant may be transferred by the Registered Holder only in accordance with the provisions of Sections 1.04 and 5 hereof.

1. The Warrant.

1.01. Exercise price and payment. For value received and subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant at any time, or from time to time, and prior to 5:00 p.m., Eastern Standard time, on the tenth anniversary hereof, with the subscription form annexed hereto (the “Subscription Form”) duly executed, at the office of the Company at 1400 L and R Industrial Boulevard, Tarpon Springs, Florida 34689, or such other office in the United States of which the Company shall notify the Registered Holder hereof in writing, to purchase from the Company, at the purchase price hereinafter specified (as adjusted from time to time, the “Exercise Price”), [    ] ([    ]) shares (subject to adjustment from time to time as hereinafter set forth, the “Warrant Shares”) of the Common Stock, $0.001 par value per share, of the Company (including any securities that may be substituted for such Common Stock in accordance with the terms of this Warrant, the “Common Stock”). The initial per share Exercise Price shall be One Dollar ($1.00) per share.

The purchase rights represented by this Warrant are exercisable, at the option of the holder, in whole at any time, or in part from time to time. Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued by the Company at its own expense within ten (10) days after the date this Warrant is surrendered for partial exercise.

Upon surrender of this Warrant with an executed Subscription Form, and receipt of payment of the Exercise Price, in available funds in accordance with this Section, the Company, at its own expense, as promptly as practicable, but, in no event later than ten (10) days after surrender of this Warrant for exercise (in whole or in part), shall cause to be issued and delivered to the Registered Holder a certificate or certificates for fully paid and non-assessable Warrant Shares purchased hereunder, in certificates of such denominations and in such names as the Registered Holder may specify, together with any other stock, securities or property which such Registered Holder may be entitled to receive pursuant to Section 1.06 hereof, and any cash in lieu of fractional shares which such Registered Holder may be entitled to receive pursuant to Section 3 hereof. Payment of the Exercise Price shall be made by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company. Alternatively, if the Common Stock is then publicly traded the Registered Holder may elect, on or after [the date six months after the Closing] to exercise the rights represented by this Warrant in whole or in part (but not as to fractional shares of Common Stock) by the surrender of this Warrant and delivery of an executed Subscription Form specifying that the Warrant shall be exercised, and the Exercise Price paid, by the Company’s issuing to the Registered Holder a number of fully paid and non-assessable Warrant Shares computed using the following formula:

X = Y (A-B) A
Where:	X =	the number of shares of Common Stock to be issued to the Registered Holder.
	Y =	the number of shares of Common Stock issuable upon exercise of this Warrant on the date of delivery of the Subscription Form.
	A =	the current fair market value of one share of Common Stock.
	B =	Exercise Price.

As used herein, current fair market value of the Common Stock shall mean the numerical average of the fair market value per share of Common Stock over the ten (10) trading days immediately preceding the day on which the Subscription Form is received by the Company. If the Common Stock is then traded on a securities exchange, the OTCBB, the Nasdaq National Market or the Nasdaq SmallCap Market, “fair market value per share” on any given day shall be the closing price of a share of Common Stock on that exchange, the OTCBB, the Nasdaq National Market or the Nasdaq SmallCap Market for that day, or if the Common Stock is then traded in another market, “fair market value per share” on any given day shall be the closing bid price for a share of Common Stock on such market for that day.

The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

1.02. Authorized and Reserved Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights.

1.03. Subdivision. This Warrant may be subdivided into one or more Warrants entitling the Registered Holder to purchase shares of the class of securities issuable upon exercise of this Warrant in multiples of one or more whole shares, upon surrender of this Warrant by the Registered Holder for such purpose at the office of the Company.

1.04. Register. The Company shall maintain at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the Registered Holder hereof), a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder of this Warrant shall be the person or entity in whose name this Warrant is originally issued and registered, unless a subsequent holder shall have presented to the Company (1) this Warrant, duly assigned to such holder, as evidenced by an assignment substantially in the form annexed hereto, delivered therewith, (2) a written notice of his acquisition of this Warrant and his address, and (3) any other documents required by

Section 5 hereof, in which case such subsequent holder of this Warrant shall become the subsequent Registered Holder. Any Registered Holder of this Warrant may change his address as shown on such register by written notice to the Company requesting such change. Any written notice required or permitted to be given to the Registered Holder of this Warrant by the Company or to the Company by the Registered Holder shall be delivered by a nationally recognized air courier service, to the Registered Holder at the address as shown on such register or to the Company at the address shown in Section 1.01 of this Warrant, and shall be deemed to have been given when received.

1.05. The Rights of the Registered Holder. If the Company at any time or from time to time after the issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of the class of securities issuable upon exercise hereof into a greater number of shares, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased. If the Company at any time or from time to time after the issuance of this Warrant combines (by reverse stock split or otherwise) the outstanding shares of the class of securities issuable upon exercise hereof, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

1.06. Adjustments to Exercise Price for Diluting Issues.

(a) Special Definitions. For purposes of this Subsection 1.06, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(iii) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 1.06(b) below, deemed to be issued) by the Company after the Original Issue Date, other than the following (“Exempted Securities”): Key Employee Shares (as defined below) and other than shares of Common Stock issued or issuable (1) as a dividend or distribution on the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), (2) upon the exercise of Options or conversion of Convertible Securities outstanding on or before the Original Issue Date, (3) upon conversion of shares of the Series A Preferred Stock or (4) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation.

(iv) “Key Employee Shares” shall mean shares of Common Stock issued to employees or directors of or consultants to, the Company pursuant to a restricted stock plan or agreement approved by the Board of Directors.

(v) “Rights to Acquire Common Stock” (or “Rights”) shall mean all rights issued by the Company to acquire common stock whether by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

(b) No Adjustment of Exercise Price. No adjustment in the number of shares of Common Stock into which this Warrant is exercisable shall be made by adjustment in the applicable Exercise Price thereof: (1) unless the consideration per share (determined pursuant to Subsection 1.06(e))

below) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Exercise Price in effect on the date of, and immediately prior to, the issue of such additional shares, or (2) if prior to such issuance, the Company receives written notice from the holders of at least seventy-five (75%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

(c) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock (excluding Options or Convertible Securities or other Rights to Acquire Common Stock which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities pursuant to Subsection 1.06(a)(iii) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 1.06(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) No further adjustment in the Exercise Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(2) Upon the expiration or termination of any unexercised Option or Right, the Exercise Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Exercise Price; and

(3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (C) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(d) Adjustment of Exercise Price upon Issuance of Additional Shares of Common Stock. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 1.06(c)), without consideration or for a consideration per share less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities (including the Series A Preferred Stock) outstanding immediately prior to such issue), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued. Notwithstanding the foregoing, the applicable Exercise Price shall not be reduced if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

(e) Determination of Consideration. For purposes of this Subsection 1.06, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall (i) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends, (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, and (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(2) Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 1.06(c), relating to Options, Rights and Convertible Securities, shall be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

1.07. Adjustment in the Number of Shares for Subdivisions or Combinations. Whenever the Exercise Price is adjusted pursuant to Section 1.05 or 1.06, the number of shares of the class of securities issuable upon exercise hereof also shall be adjusted by multiplying the number of shares subject to this Warrant immediately prior to the adjustment of the Exercise Price by a fraction (x) the numerator of which is the Exercise Price immediately prior to the adjustment and (y) the denominator of which is the adjusted Exercise Price.

1.08. Adjustment for Reclassification, Exchange, or Substitution. In the event that at any time or from time to time after the Original Issue Date, the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then and in each such event the Registered Holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities for which such Warrant was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

1.09. Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time after the Original Issue Date, the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of the class of securities of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 1.09 with respect to the rights and interest thereafter of the Registered Holder of this Warrant, to the end that the provisions set forth in this Section 1.09 including provisions with respect to changes shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

1.10. No Impairment. The Company shall not, by amendment of its Charter or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

1.11. Notice of Adjustment of Number of Shares. Upon any adjustment, readjustment or other change relating to the number of shares purchasable upon exercise of this Warrant or to the Exercise Price, then, and in each such case, the Company at its expense and no later than ten (10) days following such adjustment, readjustment or other change shall give written notice thereof, delivered by a nationally recognized air courier service, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of shares (or other denominations of securities) purchasable at the Exercise Price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

1.12. Notice. In case at any time: (1) the Company shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of the class of securities issuable upon exercise of this Warrant, or any class or series of securities into which the class of securities issuable upon exercise hereof may be convertible; (2) the Company shall offer for subscription pro rata to the holders of the class of securities issuable upon exercise of this Warrant any additional shares of stock of any class or other rights; (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to another corporation; or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give written notice, delivered by a nationally recognized air courier service, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record date shall be fixed for determining the shareholders entitled to such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of record of the class of securities issuable upon exercise of this Warrant shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 40 days prior to the action in question and not less than 40 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

1.13. No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares issuable upon its exercise. A Warrant issued after any adjustment on any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

2. Covenant of the Company. All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Registered Holder would be entitled to receive a fractional share, then, within ten (10) days after the date of exercise of this Warrant, the Company shall pay in cash to such Registered Holder an amount equal to such fractional share multiplied by the fair market value (as determined in good faith by the Board of Directors of the Company) of one share of the class of securities issuable upon exercise of this Warrant on the date of such exercise.

4. Substitution. In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Registered Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

5. Transfer Restrictions. This Warrant shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended, or unless the Company has received an opinion of counsel reasonably satisfactory in form and scope to the Company that such registration is not required. Any purported transfer, assignment or other purported disposition in contravention of the terms of this Warrant shall be void and of no effect. Any certificate for shares of Common Stock issued upon the exercise of this Warrant shall bear a legend setting forth such restrictions on transfer.

6. Remedies. Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and will not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

7. Governing Law. This Warrant and its provisions and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

8. Voting Rights. This Warrant shall not entitle the Registered Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the Subscription Form annexed duly executed and the tender of payment of the Exercise Price at the office of the Company pursuant to the provisions of this Warrant, the Registered Holder shall forthwith be deemed a stockholder of record of the Company in respect of the securities for which the Registered Holder has so subscribed and paid.

9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Where appropriate, words having gender include the masculine, feminine and neuter.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Executive Officer thereunto duly authorized under seal this      day of     , 2004.

ATTEST:	SOLOMON TECHNOLOGIES, INC.

By:
Secretary	Name:	David E. Tether
	Title:	Chief Executive Officer

SUBSCRIPTION FORM

The undersigned, the Registered Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,              shares of common stock of Solomon Technologies, Inc., and herewith (check one)              makes payment of $             therefor or              elects to pay the Exercise Price using the alternative method set forth in Section 1.01 of such Warrant and requests that the certificates representing such shares be issued in the name of and delivered to:                     and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned holder for the shares not issued.

Dated:	Signature:

FORM OF ASSIGNMENT

For value received the undersigned hereby sells, assigns and transfers unto                                               whose address is                                                  , the within Warrant with respect to              shares purchasable thereby, and does hereby irrevocably constitute and appoint                                      attorney to transfer the within Warrant on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

Signature